Fall 2013 Final Leasing Results 4 Design Beds 2013 2012 (1) Occupancy Rate Total Revenue Same-Communities - by Tier Prior Year Occupancy Below 95% (Tier 1) 12,234 92.2% 85.4% 6.8% 0.3% 7.1% Prior Year Occupancy 95% to 97.9% (Tier 2) 1,087 99.0% 96.0% 3.0% 3.4% 6.4% Prior Year Occupancy 98% and Above (Tier 3) 7,440 96.5% 99.8% -3.3% 3.8% 0.5% Total Same-Communities 20,761 94.1% 91.1% 3.0% 2.0% 5.0% Total New-Communities (2) 6,058 94.0% Total 26,819 94.1% (1) Prior periods have been adjusted to eliminate College Grove at Middle Tennessee State University, which was sold in June 2013. (2) Excludes 3949 at St. Louis University, which was damaged by fire in July 2012. Redevelopment of the community was completed in September 2013 and leasing efforts are underway. The redevelopment costs and business interruption losses are covered by insurance proceeds. At September 30, 2013 the community was 71.9% leased. Opening Occupancy Year Over Year Change In